EXHIBIT 10.1

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AGREEMENT (this “Amendment”) is made and entered into as of December 30, 2005 by and among (i) each of the parties identified on the signature page hereof as landlord (collectively, “Landlord”), and (ii) FIVE STAR QUALITY CARE TRUST, a Maryland business trust, as tenant (“Tenant”).

WI T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Second Amended and Restated Lease Agreement, dated as of November 19, 2004, as amended by that certain First Amendment of Lease, dated as of May 17, 2005, as further amended by that certain Second Amendment to Second Amended and Restated Lease Agreement dated as of June 3, 2005 (as so amended, the “Amended Lease”), Landlord leases to Tenant and Tenant leases from Landlord certain premises at various locations, including those premises as more particularly described on Exhibit A attached hereto (the “Valley View Premises”); and

WHEREAS, Landlord and Tenant now wish to terminate the Amended Lease with respect to the Valley View Premises and to amend the Amended Lease, subject to and upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Tenant represents and warrants that Tenant has not assigned the Amended Lease with respect to the Valley View Premises or sublet all or any portion of the Valley View Premises or otherwise granted the right to occupy all or any portion of the Valley View Premises to any person or entity.

2.             Effective as of the date hereof, the Amended Lease is terminated with respect to the Valley View Premises and no party shall have any further rights or liabilities thereunder with respect to the Valley View Premises, except those rights and liabilities which by their terms survive termination of the Amended Lease.

3.             Exhibit A-7 of the Amended Lease is hereby amended by deleting it in its entirety and inserting “[INTENTIONALLY DELETED]” in its place.

4.             As partially terminated and amended hereby, the Amended Lease is hereby ratified and confirmed.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, as a sealed instrument, as of the date first set forth above.

LANDLORD:

ELLICOTT CITY LAND I LLC,
ELLICOTT CITY LAND II LLC,
HRES2 PROPERTIES TRUST,
SNH CHS PROPERTIES TRUST,
SPTIHS PROPERTIES TRUST, SPT-
MICHIGAN TRUST, SPTMNR
PROPERTIES TRUST, SNH/LTA
PROPERTIES TRUST, and SNH/LTA
PROPERTIES GA LLC

By:	/s/ John R. Hoadley
John R. Hoadley
Treasurer of each of the
foregoing entities

TENANT:

FIVE STAR QUALITY CARE TRUST

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer, Chief
Financial Officer
and Assistant Secretary

The following exhibit has been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request:

EXHIBIT A — The Valley View Premises